EXHIBIT 5.1

12636 High Bluff Drive, Suite 400 San Diego, California 92130-2071 Tel: (858) 523-5400 Fax: (858) 523-5450 www.lw.com

LATHAM & WATKINS llp	FIRM / AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
	Hong Kong	San Diego
	London	San Francisco
January 14, 2008	Los Angeles	Shanghai
	Madrid	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
	Munich	Washington, D.C.
Orexigen Therapeutics, Inc.
12481 High Bluff Drive, Suite 160
San Diego, California 92130

Re:	Form S-1 Registration Statement 8,050,000 shares of Common Stock, par value $0.001 per share
Ladies and Gentlemen:
     We have acted as special counsel to Orexigen Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 8,050,000 shares of common stock, par value $0.001 per share (the “Shares”). The Shares, which include up to 7,000,000 shares being offered by the Company (the “Company Shares”) and up to 1,050,000 shares that may be purchased from certain stockholders (the “Selling Stockholders”) by the underwriters pursuant to an option to purchase additional shares granted by the Selling Stockholders (the “Selling Stockholder Shares” and, together with the Company Shares, the “Shares”), are included in a Registration Statement (File No. 333-148490) on Form S-1 filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 7, 2008, as amended by Amendment No. 1 filed with the Commission on January 14, 2008 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The term “Company Shares” shall include any additional shares sold by the Company in respect of shares not purchased from the Selling Stockholders, and the term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and we express no opinion with respect to any other laws.
     Subject to the foregoing, and the other matters set forth herein, it is our opinion that, as of the date hereof:

January 14, 2008

LATHAM & WATKINS llp
     1. When the Company Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Company Shares will have been duly authorized by all necessary corporate action of the Company, and the Company Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.
     2. The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Latham & Watkins LLP